Exhibit 10.21

EIGHTH AMENDMENT TO LEASE

THIS EIGHTH AMENDMENT TO LEASE (this “Eighth Amendment”) is made as of November 29, 2018, by and between ARE-480 ARSENAL STREET, LLC, a Delaware limited liability company (“Landlord”), and TETRAPHASE PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord and Tenant are parties to that certain Lease Agreement dated as of November 16, 2006, as amended by that certain First Amendment to Lease dated as of September 9, 2011, as further amended by that certain Second Amendment to Lease dated as of March 15, 2012, as further amended by that certain Third Amendment to Lease dated as of September 18, 2012, as further amended by that certain Fourth Amendment to Lease dated as of November 20, 2013, as further amended by that certain Fifth Amendment to Lease dated as of September 4, 2014, as further amended by that certain Sixth Amendment to Lease dated as of March 24, 2015, and as further amended by that certain Seventh Amendment to Lease dated as of June 18, 2015 (as amended, the “Lease”).  Pursuant to the Lease, Tenant leases certain premises containing approximately 37,438 rentable square feet (the “Premises”) in a building located at 480 Arsenal Street, Watertown, Massachusetts (“Building”).  The Premises are more particularly described in the Lease.  Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.The Term of the Lease is scheduled to expire on November 30, 2019.

C.Landlord and Tenant desire, among other things, to amend the Lease to extend the Term of the Lease through November 30, 2022 (the “Eighth Amendment Expiration Date”).

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.

Term.  The Term of the Lease is hereby extended with respect to the entire Premises through the Eighth Amendment Expiration Date.  Tenant’s occupancy of the Premises through the Eighth Amendment Expiration Date shall be on an “as-is” basis and Landlord shall have no obligation to provide any tenant improvement allowance or make any alterations to the Premises.  Tenant has no right to extend the Term of the Lease beyond the Eighth Expansion Premises Commencement Date.

2.

Base Rent.  Tenant shall continue to pay Base Rent as provided in the Lease through November 30, 2019.  Commencing on December 1, 2019, Tenant shall pay Base Rent with respect to the entire Premises equal to $50.00 per rentable square foot of the Premises per year.  Commencing on December 1, 2020, and continuing thereafter on each December 1st through the Eighth Amendment Expiration Date (each an “Adjustment Date”), Base Rent shall be increased by multiplying the Base Rent payable immediately before such Adjustment Date by 2% and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date.

For the avoidance of doubt, Tenant shall continue to pay Tenant’s Share of Operating Expenses and all other charges as set forth in the Lease.

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3.

OFAC.  Tenant and, to the best of Tenant’s knowledge, all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the Term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

4.	Miscellaneous.

a.This Eighth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions.  This Eighth Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Eighth Amendment and that no Broker brought about this transaction, other than CBRE.  Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than CBRE, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

c.This Eighth Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

d.This Third Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.  Electronic signatures shall be deemed original signatures for purposes of this Third Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

e.Except as amended and/or modified by this Eighth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Eighth Amendment.  In the event of any conflict between the provisions of this Eighth Amendment and the provisions of the Lease, the provisions of this Eighth Amendment shall prevail.  Whether or not specifically amended by this Eighth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Eighth Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amendment as of the day and year first above written.

LANDLORD:	ARE-480 ARSENAL STREET, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member
By:	ARE-QRS CORP., a Maryland corporation, general partner

By:
Its:

TENANT:	TETRAPHASE PHARMACEUTICALS, INC., a Delaware corporation

By:
Its:

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